U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K/A
                          CURRENT REPORT
                         Amendment No. 1

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        December 28, 2001
                          Date of Report
                (Date of Earliest Event Reported)

                       BENNION CORPORATION
      (Exact Name of Registrant as Specified in its Charter)

                      476 East South Temple
                            Suite 440
                    Salt Lake City, Utah 84111
             (Address of principal executive offices)

                          (801) 323-2395
                 (Registrant's telephone number)

                NEVADA              0-30245            87-0617040
(State of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                     Identification No.)

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ITEM 5: OTHER EVENTS

      On December 28, 2001, we reported that our Board of Directors had authorized a two-for-one (2:1) forward split of our common stock to be effective at the close of business on December 31, 2001. Upon further consideration our Board has determined to cancel the forward split. The Board has determined that our prior two-for-one forward split effected in July 2000 is sufficient and another forward split is not in the best interest of our shareholders. As a result of the cancellation, our issued and outstanding common stock will remain at 11,500,000 shares.


                            SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, who is duly authorized.

                           Bennion Corporation


                                 /s/ Jeanne Ball
                           By: ____________________________________
                               Jeanne Ball, President and Director